As filed with the Securities and Exchange Commission on August 4, 2006
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------
                                GERON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                              75-2287752
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                      ------------------------------------
                             230 Constitution Drive
                          Menlo Park, California 94025
         (Addresses of Principal Executive Offices including Zip Codes)
                    ---------------------------------------
                           2002 EQUITY INCENTIVE PLAN
                        2006 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)
                    ---------------------------------------

        Thomas B. Okarma                                     Copy to:
President and Chief Executive Officer                  Alan C. Mendelson, Esq.
      Geron Corporation                                 Latham & Watkins LLP
    230 Constitution Drive                                 140 Scott Drive
 Menlo Park, California 94025                       Menlo Park, California 94025
        (650) 473-7700                                      (650) 328-4600

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                     Proposed
                                                                   Proposed           Maximum
                                                 Amount            Maximum          Aggregate
                                                  to be         Offering Price       Offering        Amount of
   Title of Securities to be Registered      Registered (1)(2)    Per Share (3)      Price(3)     Registration Fee
------------------------------------------------------------------------------- -----------------------------------
Common Stock, $0.001 par value per share,
issuable under the 2002 Equity Incentive
Plan (4)...............................         2,000,000           $6.11          $12,220,000        $1,548.27
------------------------------------------------------------------------------- -----------------------------------
Common Stock, $0.001 par value per share,
issuable under the 2006 Directors' Stock
Option Plan (4) .......................         2,500,000           $6.11          $15,275,000        $1,935.34
------------------------------------------------------------------------------- -----------------------------------
Total..................................         4,500,000           $6.11          $27,495,000        $3,483.62
------------------------------------------------------------------------------- -----------------------------------


(1) The 2002 Equity Incentive Plan (the "2002 Plan") authorizes the issuance of 11,579,603 shares of common stock, par value $0.001 per share (the "Common Stock"), of Geron Corporation (the "Company"), of which 2,000,000 shares are being registered hereunder. The 2006 Directors' Stock Option Plan (the "2006 Directors Plan") authorizes the issuance of 2,500,000 shares of Geron Corporation common stock, par value $0.001 per share.

(2) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Company's Common Stock.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), and is based on the average ($6.11) of the high ($6.35) and low ($5.87) sales price of the Common Stock, as reported on the Nasdaq National Market on August 1, 2006.

(4) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement dated as of July 20, 2001, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

================================================================================

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the Plan are exercised.

                                 Total Pages 8
                            Exhibit Index on Page 6

                      REGISTRATION OF ADDITIONAL SECURITIES

         On July 3, 2002, Geron Corporation, a Delaware corporation ("Geron" or the "Company") filed a Registration Statement on Form S-8, Registration No. 333-91916 (the "First Registration Statement"), with the Securities and Exchange Commission (the "Commission") relating to an aggregate of 7,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the 2002 Equity Incentive Plan (the "Plan"). On October 7, 2004, the Company filed a Registration Statement on Form S-8, Registration No. 333-119601 (the "Second Registration Statement"), with the Commission relating to an additional 579,603 shares of Common Stock issuable under the Plan. On August 5, 2005, the Company filed a Registration on Statement on Form S-8, Registration No. 333-127255 (the "Third Registration Statement"), with the Commission relating to an additional 2,000,000 shares of Common Stock issuable under the Plan. Pursuant to Instruction E of Form S-8, the contents of the First Registration Statement, Second Registration Statement and Third Registration Statement are incorporated by reference in this registration statement on Form S-8 (the "Registration Statement"). The Company is hereby registering an additional 2,000,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information of Documents by Reference

         The following documents filed with the Commission by Geron are incorporated as of their respective dates in this registration statement by reference:

     o Geron's Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the Commission on April 14, 2006;

     o Geron's Current Report on Form 8-K dated as of January 10, 2006, filed with the Commission on January 11, 2006;

     o Geron's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on April 28, 2006;

     o Geron's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2006, filed with the Commission on July 31, 2006;

     o the description of Geron preferred share purchase rights, contained in Geron's Current Report on Form 8-K dated as of July 20, 2001, filed with the Commission on July 23, 2001, and any amendment or report filed with the Commission for purposes of updating the description.

All documents filed by Geron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The consolidated financial statements of Geron Corporation incorporated by reference in Geron's Annual Report (Form 10-K/A) for the year ended December 31, 2005 (including schedules appearing therein), and Geron's management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers


         The Company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.


         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         The Company's certificate of incorporation provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         A list of exhibits filed with this registration statement is set forth in the Exhibit Index on page 7 and is incorporated herein by reference.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material  information with respect to the plan of
               distribution  not  previously   disclosed  in  this  registration
               statement or any material change to such information in this registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 4, 2006.

                                     GERON CORPORATION

                                     By:    /s/ David L. Greenwood
                                            ------------------------------------
                                            David L. Greenwood
                                            Executive Vice President and
                                            Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas B. Okarma and David L. Greenwood, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 4, 2006.

Signature                               Title                                                 Date
---------                               -----                                                 ----

/s/ Thomas B. Okarma                    President, Chief Executive Officer and           August 4, 2006
------------------------------------    Director (Principal Executive Officer)
Thomas B. Okarma

/s/ David L. Greenwood                  Executive Vice President and Chief Financial     August 4, 2006
------------------------------------    Officer (Principal Financial and Accounting
David L. Greenwood                      Officer)

/s/ Alexander E. Barkas                 Director                                         August 4, 2006
------------------------------------
Alexander E. Barkas

/s/ Edward V. Fritzky                   Director                                         August 4, 2006
------------------------------------
Edward V. Fritzky

/s/ Charles J. Homcy                    Director                                         August 4, 2006
------------------------------------
Charles J. Homcy

/s/ Thomas D. Kiley                     Director                                         August 4, 2006
------------------------------------
Thomas D. Kiley

/s/ John P. Walker                      Director                                         August 4, 2006
------------------------------------
John P. Walker

/s/ Patrick J. Zenner                   Director                                         August 4, 2006
------------------------------------
Patrick J. Zenner

                                  EXHIBIT INDEX

EXHIBIT                                                                                 PAGE
-------                                                                                 ----

   4.1+     2002 Equity Incentive Plan                                                   N/A
   4.2++    Rights Agreement dated as of July 20, 2001, between Geron                    N/A
            Corporation and U.S. Stock Transfer Corporation, as Rights Agent
   4.3**    2006 Directors' Stock Option Plan                                            N/A
   5.1      Opinion of Latham & Watkins LLP                                               8
  23.1      Consent of Ernst & Young LLP, Independent Registered Public
            Accounting Firm.                                                              9
  24.1      Powers of Attorney (included on the signature page to this
            Registration Statement)                                                       6

(+) Incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on February 27, 2004.

(++) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on
     Form 8-K filed on July 23, 2001.

(**) Incorporated by reference to Appendix 2 to the Company's  Definitive  Proxy
     Statement for the 2006 Annual Meeting filed on April 3, 2006.